Exhibit 24.1
POWER OF ATTORNEY
WHEREAS, AMH Holdings, LLC, a Delaware limited liability corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended January 2, 2010; and
WHEREAS, each of the undersigned is a Director of AMH Holdings II, Inc. (“AMH II”), which is the sole member of the Company;
NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Stephen E. Graham as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director of AMH II, to execute and file such Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 29th day of March, 2010.

By:	/s/ Lars C. Haegg
Lars C. Haegg
Director

By:	/s/ Ira D. Kleinman
Ira D. Kleinman
Director

By:	/s/ Kevin C. Nickelberry
Kevin C. Nickelberry
Director

By:	/s/ Dana R. Snyder
Dana R. Snyder
Director

By:	/s/ Dennis W. Vollmershausen
Dennis W. Vollmershausen
Director

By:	/s/ Christopher D. Whalen
Christopher D. Whalen
Director